Exhibit 99.1

NEWS RELEASE

Mitel Announces Proration Results in connection with Acquisition of Mavenir

OTTAWA, May 4, 2015 – Mitel® (Nasdaq:MITL) (TSX:MNW), a global leader in business communications, today announced the proration results in connection with its acquisition of Mavenir. Based on the election results in the exchange offer, the cash election was oversubscribed and accordingly, Mavenir stockholders that elected to receive cash consideration will be prorated and receive $15.37 in cash and 0.2271 of a Mitel common share for each of their shares of Mavenir common stock. Mavenir stockholders that elected to receive share consideration or that did not make an election or tender their shares in the exchange offer will not be prorated and will receive 1.8320 Mitel common shares for each of their shares of Mavenir common stock. No fractional Mitel common shares will be issued, and Mavenir stockholders will receive cash in lieu of fractional shares. Any questions regarding the calculation of the cash consideration, the share consideration and proration should be directed to Georgeson Inc., toll-free at 1-866-628-6021.

Forward Looking Statements

Some of the statements in this press release are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the integration of Mavenir and the ability to recognize the anticipated benefits from the acquisition of Mavenir; the anticipated size of the markets and continued demand for Mitel and Mavenir products and the impact of competitive products and pricing that could result from the announcement of the acquisition of Mavenir; access to available financing on a timely basis and on reasonable terms; Mitel’s ability to achieve or sustain profitability in the future since its acquisition of Aastra; fluctuations in quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; and, Mitel’s ability to implement and achieve its business strategies successfully. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 26, 2015, and in Mavenir’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 3, 2015. Forward-looking statements speak only as of the date they are made. Except as required by law, Mitel does not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

About Mitel

A global market leader powering more than 2 billion business connections and 2 billion mobile subscribers every day, Mitel (Nasdaq:MITL) (TSX:MNW) helps businesses and mobile operators connect, collaborate and take care of their customers. Our innovation and communications experts serve more than 60 million business users in more than 100 countries, and 130 service providers including 15 of the top 20 mobile carriers in the world. For more information, go to www.mitel.com and follow us on Twitter @Mitel.

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Contact Information

Amy MacLeod (media), 613-592-2122 x71245, amy.macleod@mitel.com

Cynthia Navarro (industry analysts), 469-574-8113, cynthia.navarro@mitel.com

Michael McCarthy (investor relations), 469-574-8134, michael.mccarthy@mitel.com